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                                            FAMILY DOLLAR STORES, INC.                        EXHIBIT 11
                                  STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS            Page 1 of 2


                                               THREE MONTHS ENDED           THREE MONTHS ENDED
                                                   MAY 31, 1995                 MAY 31, 1994
AS PRESENTED                                PRIMARY    FULLY DILUTED      PRIMARY   FULLY DILUTED

AVERAGE SHARES OUTSTANDING FOR
  THE THREE MONTHS ENDED                   56,717,050     56,717,050    56,554,036     56,554,036

NET INCOME                                $16,405,322    $16,405,322   $17,570,293    $17,570,293

EARNINGS PER SHARE                            $ .29          $ .29         $ .31          $ .31


PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE
  SHARES FROM ASSUMED EXERCISE AT
  THE BEGINNING OF THE YEAR OF
  DILUTIVE STOCK OPTIONS                      189,733        189,733       396,533        396,533

WEIGHTED AVERAGE SHARES ASSUMED
  REPURCHASED FROM ASSUMED PROCEEDS
  OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR
  PRIMARY AND, IF GREATER, ENDING
  MARKET PRICE FOR FULLY DILUTED)            (156,728)      (156,728)     (249,601)      (249,601)

NET PRO FORMA COMMON STOCK
  EQUIVALENT INCREMENTAL SHARES                33,005         33,005       146,932       146,932

PERCENTAGE DILUTION FROM PRO FORMA
  COMMON STOCK EQUIVALENT
  INCREMENTAL SHARES                             0.06%          0.06%         0.26%          0.26%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                        56,750,055     56,750,055    56,700,968     56,700,968

NET INCOME                                $16,405,322    $16,405,322   $17,570,293    $17,570,293

PRO FORMA EARNINGS PER SHARE (INCLUDING
  DILUTIVE COMMON STOCK EQUIVALENTS)          $ .29          $ .29         $ .31          $ .31

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                             FAMILY DOLLAR STORES, INC. STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS            EXHIBIT 11
                                                                                                                  Page 2 of 2
                                                              NINE MONTHS ENDED                  NINE MONTHS ENDED
AS PRESENTED                                                     MAY 31, 1995                       MAY 31, 1994
                                                           PRIMARY    FULLY DILUTED            PRIMARY   FULLY DILUTED

AVERAGE SHARES OUTSTANDING FOR THE
  NINE MONTHS ENDED                                       56,669,293     56,669,293          56,467,955     56,467,955

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE     $49,031,898    $49,031,898         $54,541,150    $54,541,150

NET INCOME                                               $49,031,898    $49,031,898         $55,680,303    $55,680,303

EARNINGS PER SHARE:
 INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE        $ .87          $ .87               $ .97          $ .97

 NET INCOME                                                  $ .87          $ .87               $ .99          $ .99

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
  ASSUMED EXERCISE AT THE BEGINNING
  OF THE YEAR OF DILUTIVE STOCK OPTIONS                      216,396        216,396             478,464        478,464

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR PRIMARY AND, IF
  GREATER, ENDING MARKET PRICE FOR FULLY DILUTED)           (165,348)      (164,796)           (298,007)      (298,007)

NET PRO FORMA COMMON STOCK
  EQUIVALENT INCREMENTAL SHARES                               51,048         51,600             180,457        180,457

PERCENTAGE DILUTION FROM PRO FORMA COMMON
  STOCK EQUIVALENT INCREMENTAL SHARES                           0.09%          0.09%               0.32%          0.32%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                                       56,720,341     56,720,893          56,648,412     56,648,412

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE     $49,031,898    $49,031,898         $54,541,150    $54,541,150

NET INCOME                                               $49,031,898    $49,031,898         $55,680,303    $55,680,303

PRO FORMA EARNINGS PER SHARE (INCLUDING DILUTIVE
  COMMON STOCK EQUIVALENTS):
   INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE      $ .87          $ .87               $ .96          $ .96

   NET INCOME                                                $ .87          $ .87               $ .98          $ .98


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